UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________
FORM 8-K
______________

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 28, 2015

ARMOUR Residential REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34766	26-1908763
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Ocean Drive, Suite 201 Vero Beach, Florida	32963
(Address of Principal Executive Offices)	(Zip Code)

(772) 617-4340
(Registrant’s Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

As previously reported, on July 31, 2015, ARMOUR Residential REIT, Inc. (“ARMOUR”) effected a one-for-eight reverse stock split of its common stock (the “Reverse Stock Split”). In connection with the Reverse Stock Split, effective as of 5:01 p.m. EST on July 31, 2015, every eight shares of ARMOUR's issued and outstanding common stock converted into one share of ARMOUR's common stock. In connection with the Reverse Stock Split, ARMOUR is voluntarily filing this Current Report on Form 8-K to present certain selected financial data which reflects the effect of the Reverse Stock Split for the three and six months ended June 30, 2015 and for the years ended December 31, 2015, 2014, 2013, 2012, 2011 and 2010. The selected financial information should be read in conjunction with ARMOUR's consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in ARMOUR's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q for the periods presented below.

(Dollars in thousands except share and per share data)
	Three Months Ended June 30, 2015	Six Months Ended June 30, 2015	December 31, 2014	December 31, 2013	December 31, 2012	December 31, 2011	December 31, 2010
Balance Sheet Data:
Agency Securities, available for sale, at fair value	$13,795,986	$13,795,986	$15,297,529	$14,648,178	$19,096,562	$5,393,675	$1,161,851
Total Assets	$15,123,693	$15,123,693	$16,285,798	$15,732,517	$20,878,878	$6,207,747	$1,209,224
Repurchase agreements	$13,422,795	$13,422,795	$13,881,921	$13,151,504	$18,366,095	$5,335,962	$971,676
Total Stockholders' Equity	$1,586,794	$1,586,794	$1,749,291	$1,901,228	$2,307,775	$626,606	$108,709

Statement of Operations Data:
Interest income	$91,703	$191,253	$450,927	$505,443	$388,994	$117,638	$12,161
Interest expense-repurchase agreements	(13,917)	(28,108)	(59,562)	(83,113)	(61,195)	(11,856)	(1,207)
Interest expense-U.S. Treasury Securities sold short	—	—	(5,551)	(1,437)	—	—	—
Net Interest Income	$77,786	$163,145	$385,814	$420,893	$327,799	$105,782	$10,954
Total Other Income (Loss)	129,478	(72,218)	(527,264)	(570,796)	(80,143)	(105,462)	(2,885)
Total Expenses	(9,246)	(18,378)	(37,598)	(37,151)	(25,374)	(9,711)	(1,683)
Income tax benefit (expense)	—	—	—	10	24	(51)	151
Net Income (Loss)	$198,018	$72,549	$(179,048)	$(187,044)	$222,306	$(9,442)	$6,537
Dividends declared on preferred stock	(3,905)	(7,810)	(15,620)	(14,213)	(1,964)	—	—
Net Income (Loss) available (related) to common stockholders	$194,113	$64,739	$(194,668)	$(201,257)	$220,342	$(9,442)	$6,537
Net Income (loss) per share – common stock, Basic	$4.40	$1.44	$(4.32)	$(4.40)	$7.92	$(1.20)	$8.96

(Dollars in thousands except share and per share data)
	Three Months Ended June 30, 2015	Six Months Ended June 30, 2015	December 31, 2014	December 31, 2013	December 31, 2012	December 31, 2011	December 31, 2010
Net Income (loss) per share- common stock, Diluted	$4.40	$1.44	$(4.32)	$(4.40)	$7.84	$(1.20)	$8.96
Weighted average common shares outstanding- Basic	43,916	44,017	44,654	45,354	27,953	7,678	732
Weighted average common shares outstanding- Diluted	44,022	44,122	44,654	45,354	28,033	7,678	732
Cash dividends paid per common share	$0.96	$1.92	$4.80	$6.48	$9.60	$11.28	$12.16
Key Portfolio Statistics *
Average Agency Securities (1)	$14,080,522	$14,357,457	$15,784,528	$19,593,311	$14,270,813	$3,927,434	$369,193
Average Repurchase Agreements (2)	$13,803,572	$14,124,620	$15,206,938	$19,106,669	$12,922,455	$3,902,680	$362,183
Average Portfolio Yield (3)	2.60%	2.66%	2.86%	2.58%	2.73%	3.00%	3.29%
Average Cost of Funds (4)	1.24%	1.39%	1.36%	1.19%	0.96%	0.94%	0.45%
Interest Rate Spread (5)	1.36%	1.28%	1.49%	1.39%	1.76%	2.05%	2.85%
Return on Equity (6)	12.48%	4.57%	(10.24)%	(9.84)%	9.60%	(2.00)%	6.00%
Average Annual Portfolio Repayment Rate (7)	9.16%	8.49%	6.16%	10.03%	11.90%	13.20%	13.00%
Debt to Stockholders' Equity (8)	8.46:1	8:46:1	7.94:1	6.92:1	7.96:1	8.52:1	8.94:1
*All percentages represent daily weighted averages annualized.

(1)	Our daily average investment in Agency Securities was calculated by dividing the sum of our daily Agency Securities investments during the year by the number of days in the period.

(2)
Our daily average balance outstanding under our repurchase agreements was calculated by dividing the sum of our daily outstanding balances under our repurchase agreements during the year by the number of days in the period.

(3)	Our average portfolio yield was calculated by dividing our interest income by our average Agency Securities.

(4)	Our average cost of funds was calculated by dividing our total interest expense (including derivatives) by our average repurchase agreement borrowings.

(5)	Our interest rate spread was calculated by subtracting our average cost of funds from our average portfolio yield.

(6)	Our return on equity was calculated by dividing net income (loss) by equity.

(7)	Our average annual portfolio repayment rate is calculated by taking the actual CPR for a month and averaging it with the other CPRs from the same year.

(8)	Our debt-to-equity ratio was calculated by dividing the amount outstanding under our repurchase agreements at period end by total stockholders’ equity at period end.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 28, 2015

ARMOUR RESIDENTIAL REIT, INC.

By:	/s/ James R. Mountain
Name:	James R. Mountain
Title:	Chief Financial Officer